EXHIBIT 10.83


May 8, 2002



Solectron Federal Systems, Inc.
Attention: Kiran Patel
Executive Vice President, Corporate Development
Chief Financial Officer
847 Gibraltar Drive
Milpitas, CA 95035
Via Fed-Ex

Re: Supply Agreement

Dear Mr. Patel,

Pursuant to Section 26.2 of the Supply Agreement dated August 13, 1999 between Solectron Federal Systems, Inc., Solectron Corporation and Trimble Navigation Limited ("Trimble"), Trimble hereby exercises its option to extend the term of the Agreement for an additional period of one year.

Very truly yours,

Trimble Navigation Limited

/s/ Irwin L. Kwatek
Irwin L. Kwatek
Vice President and General Counsel







Cc: Solectron Corporation
Attn: Corporate Legal Department
847 Gibraltar Drive
Milpitas, CA 95035